                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                      FORM 8-A


                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                                  Analog Devices, Inc.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in its charter)


Massachusetts                                                04-2348234
--------------------------                                   -------------------
(STATE OF INCORPORATION                                      (IRS EMPLOYER
OR ORGANIZATION)                                             IDENTIFICATION NO.)

One Technology Way, Norwood, Massachusetts  02062-9106
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)

If this Form relates to the                        If this Form relates to the
registration of a class of                         registration of a class of
debt securities and is                             debt securities and is to
effective upon filing                              become effective
pursuant to General                                simultaneously with the
Instruction A(c)(1) please                         effectiveness of a concurrent
check the following box:  / /                      registration statement under
                                                   the Securities Act of 1933
                                                   pursuant to General
                                                   Instruction A(c)(2) please
                                                   check the following box: / /


Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS                              NAME OF EACH EXCHANGE ON WHICH
TO BE REGISTERED                                 EACH CLASS IS TO BE REGISTERED
--------------------------                       ------------------------------
% Convertible Subordinated                       New York Stock Exchange
Notes

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                        None

         Item 1:  Description of Registrant's Securities to be Registered.
                  -------------------------------------------------------

              The description under the heading "Description of Notes" contained in the Prospectus included in the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 7, 1995, as amended from time to time (the "Registration Statement on Form S-3"), is incorporated herein by reference.

         Item 2:  Exhibits.
                  --------

              The following exhibits are filed herewith (or incorporated by reference as indicated below):

              1. Articles of Organization of the Registrant, as amended (incorporated herein by reference to the Registrant's Form 10-Q for the fiscal quarter ended April 29, 1995).

              2. By-Laws of the Registrant, as amended (incorporated herein by reference to the Registrant's Form 10-K for the fiscal year ended October 31, 1992).

              3. Form of Indenture between the Registrant and State Street Bank and Trust Company, as Trustee (incorporated herein by reference to Exhibit 4.03 to the Registration Statement on Form S-3).

              4. Specimen Note (incorporated herein by reference to Exhibit 4.04 to the Registration Statement on Form S-3).

              5. Rights Agreement, as amended, between the Registrant and The First National Bank of Boston, as Rights Agent (incorporated herein by reference to a Form 8 filed on June 27, 1989 amending the Registration Statement on Form 8-A relating to Common Stock Purchase Rights).

                                      SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       ANALOG DEVICES, INC.


                                       By:  /s/ Joseph E. McDonough
                                           -------------------------
                                            Joseph E. McDonough
                                            Chief Financial Officer

         Date:  November 7, 1995